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                                                                   EXHIBIT 10.46
                       INDEPENDENT CONTRACTOR AGREEMENT
                       --------------------------------


This Independent Contractor Agreement ("Agreement") is made and entered into effect as of September 1, 2001 by and between Imperial Credit Industries, Inc. ("ICII"), and Seacor Inc. ("Independent Contractor").

1.   SERVICES; CONDITIONS
     --------------------

     A. Independent Contractor is hereby engaged by ICII to assist in the negotiation of terms and fees to be paid to investment banks and other advisors involved in ICII's prospective capital-raising and the sale or purchase of assets; serve as a spokesman and promote ICII to prospective investors in its debt and equity and assist ICII and its subsidiary Southern Pacific Bank (SPB) in capital raising events; recommend corporate officer and director candidates to ICII and SPB management; and, advise ICII and SPB management on strategic direction and business objectives to enhance shareholder value.

     B. Independent Contractor understands and agrees that it lacks the authority, under its own signature, to bind ICII or SPB to any agreement, oral or written. ICII's or SPB's management or board of directors, as appropriate, must approve all transactions with third parties.

2.   TERM OF ENGAGEMENT
     ------------------

     Independent Contractor shall be engaged on a month-to-month basis, commencing September 1, 2001, and may terminate this Agreement at any time and for any reason, with or without cause, effective upon receipt of written notice by ICII. ICII may terminate this Agreement for cause at any time and without cause after July 1, 2002 upon 30 days prior written notice from ICII's Board of Directors. "Cause" is defined for purposes of this Agreement to be an intentional breach by Independent Contractor of the terms of this Agreement, including but not limited to Sections 1.B, 5 and 8 herein.

3.   COMPENSATION
     ------------

     Independent Contractor shall be compensated for services under this Agreement by means of a monthly retainer paid in advance as of the first of each month in the amount of $40,000 per month. Reasonable and customary business expenses incurred by Independent Contractor will be separately reimbursed by ICII upon submission of appropriate invoices.

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4.   TERMINATION
     -----------

     Upon notice of termination by either party as hereinabove provided, Independent Contractor shall be entitled to payment for the services and expenses provided through the date of termination.

5.   CONFIDENTIAL INFORMATION
     ------------------------

     Independent Contractor acknowledges and agrees that it will have access to confidential information of ICII, including, but not limited to, operations, business, financial condition, customer's identity, needs and manner of doing business. Neither it nor Michael S. Riley shall disclose directly or indirectly to anyone, or make use of, any confidential information, except in connection with its engagement under this Agreement or pursuant to judicial proceedings. Upon termination of this Agreement, Independent Contractor shall deliver all records, notes, data, memoranda, models and equipment of any nature that are in its possession or under its control and that are property of or relate to the business of ICII. In case of failure to return the aforementioned, ICII reserves the right to withhold payment of any monies due Independent Contractor until they are delivered to ICII.

     As a result of the difficulty of establishing damages in the event of violation of this covenant by Independent Contractor, it agrees that ICII shall be entitled to injunctive relief in addition to any other remedy or recovery available for breach of this provision.

6.   INDEPENDENT CONTRACTOR
     ----------------------

     Independent Contractor acknowledges and agrees that it is an independent contractor in connection with the engagement provided in this Agreement and that Michael S. Riley is not considered an employee, is not entitled to employee benefits, worker's compensation or other elements of employee status. All compensation shall be paid based on the Independent Contractor relationship without withholding or other employee treatment.

7.   REPRESENTATIONS AND WARRANTIES
     ------------------------------

     Independent Contractor represents and warrants to ICII that; it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; it has the power and authority to carry on its business and to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by Independent Contractor of this Agreement have been duly authorized by all necessary corporate action and do not and will not contravene or conflict with Independent Contractor's organizational documents or any contractual obligation to which it is a party; this Agreement constitutes the legal, valid and binding obligation of Independent Contractor, enforceable against it in accordance with the terms hereof except as enforceability may be limited by applicable bankruptcy or similar laws

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     affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability; and, there are no actions, suits, proceedings, claims or disputes pending or threatened against Independent Contractor which would adversely affect its performance under this Agreement.

8.   COVENANTS
     ---------

     Independent Contractor acknowledges that it may receive material non-public information from ICII and agrees that it will not, and that it will advise its employees and representatives who undertake to perform services under this Agreement not to, purchase or sell securities of ICII or communicate such material non-public information to any other persons who would be likely to purchase or sell such securities prior to the public dissemination of such information.

9.   DISPUTES
     --------

     In the event of any controversy or claim arising out of or in connection with this Agreement, ICII and Independent Contractor shall agree within thirty (30) days on the appointment of an individual mediator. If mediation is not completed within ninety (90) days and the matter resolved to both parties' satisfaction, it shall be arbitrated in a proceeding in Los Angeles, California under the rules of the American Arbitration Association with the results thereof being binding and unappealable; provided, however, that in the event of any breach of the provisions for confidential information or any fraud or willful misconduct on the part of Independent Contractor, ICII may initiate and pursue judicial proceedings for enforcement of its rights and obligations. Judgment on the award of the arbitrator may be entered in any court of competent jurisdiction.

10.  MISCELLANEOUS
     -------------

     This Agreement contains the entire agreement between the parties and may be superseded or amended only in a writing signed by both parties. This Agreement supersedes any and all prior written or oral understandings and shall be considered to encompass the entire relationship between them. Independent Contractor and ICII acknowledge having read and fully understand the terms of this Agreement and agree that it shall apply to all relationships between the Independent Contractor and ICII however arising.

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Executed as of the date first above written by or on behalf of the parties.

IMPERIAL CREDIT INDUSTRIES, INC.


By:    ___________________________________
Name:
Title:


SEACOR INC.


By:    ___________________________________
Name:  Michael S. Riley
Title: President and CEO

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